SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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March 24, 2003

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Walter Industries, Inc. (the “Company”) to be held at 10:00 A.M. local time, on Thursday, April 24, 2003 at the Hyatt Regency Tampa, Two Tampa Center, Tampa, Florida 33602.

As discussed in the accompanying Proxy Statement, stockholders will be asked to consider and approve proposals to elect nine directors to the Board of Directors and ratify the appointment of PricewaterhouseCoopers LLP as independent certified public accountants for the Company for the year ending December 31, 2003.

The Board of Directors urges you to sign, date and return your proxy so that as many shares as possible may be represented at the Annual Meeting. The giving of the proxy will not affect your right to attend the meeting or, if you choose to revoke the proxy, your right to vote in person.

Sincerely,

Don DeFosset
Chairman, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
APRIL 24, 2003

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Walter Industries, Inc. (the “Company”), a Delaware corporation, will be held on Thursday, April 24, 2003 at 10:00 A.M., local time, at the Hyatt Regency Tampa, Two Tampa Center, Tampa, Florida 33602, for the following purposes:

1.	to elect nine members to the Board of Directors to serve for the ensuing year;

2.	to ratify the appointment of PricewaterhouseCoopers LLP as independent certified public accountants for the Company for the year ending December 31, 2003; and

3.	to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only stockholders of record at the close of business on March 5, 2003 are entitled to notice of and to vote at the Annual Meeting.

The Annual Report of the Company for the year ended December 31, 2002 is enclosed.

The mailing address of the principal executive offices of the Company is Post Office Box 31601, Tampa, Florida 33631-3601.

Your attention is invited to the Proxy Statement on the following pages.

By Order of the Board of Directors

Victor P. Patrick
Secretary

Tampa, Florida
March 24, 2003

WALTER INDUSTRIES, INC.
4211 W. Boy Scout Blvd.
Tampa, Florida 33607

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Walter Industries, Inc. (the “Company”) of proxies for the Annual Meeting of Stockholders of the Company to be held on April 24, 2003 at 10:00 A.M., local time, at the Hyatt Regency Tampa, Two Tampa Center, Tampa, Florida 33602 and any adjournments thereof (the “Annual Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

THE PROXY

The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail, the Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in doing so. The Company may use the services of its officers and other employees of the Company who will receive no compensation for their services, other than their regular compensation, to solicit proxies personally, by telephone or by facsimile transmission.

This Proxy Statement and enclosed proxy is first being mailed to stockholders on or about March 24, 2003.

The close of business on March 5, 2003 has been fixed by the Board of Directors as the record date (the “Record Date”) for determination of stockholders entitled to notice of and to vote at the Annual Meeting. On the Record Date there were issued and outstanding 44,318,893 shares of common stock, par value $.01 per share, of the Company (the “Common Stock”). Each stockholder is entitled to one vote for each share of Common Stock held. The presence in person or by proxy of a majority of the shares of Common Stock issued and outstanding on the Record Date is required for a quorum. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve the proposal regarding the election of directors. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as independent certified public accountants for the year ending December 31, 2003.

If the enclosed proxy is properly signed and returned and not revoked, the shares represented thereby will be voted at the Annual Meeting. If the stockholder specifies in the proxy how the shares are to be voted, they will be voted accordingly. If the stockholder does not specify in the proxy how the shares are to be voted, the shares will be voted FOR the election of the director nominees named in this Proxy Statement and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent certified public accountants for the Company for the year ending December 31, 2003.

A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by giving written notice or by giving a later proxy, in either case delivered by mail to the Secretary of the Company and effective upon receipt by the Company. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

The Stockholders’ Agreement dated as of March 17, 1995 between the Company and The Celotex Corporation (“Celotex”), solely in its capacity as the Celotex Settlement Fund Recipient (the “Stockholders Agreement”), under and as defined in the Second Amended and Restated Veil Piercing Settlement Agreement dated as of November 22, 1994 (the “Veil Piercing Settlement Agreement”), provides that Celotex or its successor will vote the shares of Common Stock held by said fund for and/or against each matter in

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proportion to the votes cast by the other holders of Common Stock who voted. The Common Stock held by the Celotex Settlement Fund Recipient was transferred to the Asbestos Settlement Trust (the “Celotex Trust”) on May 30, 1997, and the rights and obligations of Celotex under the Stockholders’ Agreement were subsequently assumed by the Celotex Trust. The Company will advise the Celotex Trust of the proportion of such votes and the Celotex Trust shall have no responsibility for the determination thereof. The Celotex Trust is obligated to be present in person or by proxy at all meetings of holders of Common Stock so that all shares of Common Stock owned by the Celotex Trust may be counted for the purpose of determining the presence of a quorum at such meetings. See “Security Ownership of Management and Principal Stockholders — Ownership of Principal Stockholders” herein for information concerning the Celotex Trust’s ownership of Common Stock.

IN ORDER THAT YOUR SHARES OF COMMON STOCK MAY BE REPRESENTED AT THIS MEETING IN CASE YOU ARE NOT PERSONALLY PRESENT, YOU ARE REQUESTED TO PLEASE SIGN, DATE AND MAIL THE PROXY PROMPTLY.

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PROPOSAL ONE
ELECTION OF DIRECTORS

Nominees

Nine (9) directors are to be elected at the Annual Meeting. The nine (9) nominees for election as directors are named below. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

The names of the nominees and certain information about them are set forth below:

Name	Age	Served as Director of the Company From
Donald N. Boyce	64	1998
Howard L. Clark, Jr.	59	1995
Don DeFosset	54	2000
Perry Golkin	49	1987
Scott C. Nuttall	30	2000
Bernard G. Rethore	61	2002
Wayne W. Robinson	42	2000
Neil A. Springer	64	2000
Michael T. Tokarz	53	1987

DONALD N. BOYCE has been a director of the Company since August 1998. Mr. Boyce was appointed Interim Chairman of the Board, President and Chief Executive Officer of the Company on August 3, 2000 and resigned as President and Chief Executive Officer on November 2, 2000. He resigned from the position of Chairman of the Board as of March 1, 2002. Mr. Boyce was Chairman of the Board of Directors of IDEX Corporation from April 1, 1999 until March 31, 2000 and was Chairman of the Board of Directors, President and Chief Executive Officer of IDEX Corporation from January 1988 until March 31, 1999.

HOWARD L. CLARK, JR. has been a director of the Company since March 1995. Mr. Clark has been Vice Chairman of Lehman Brothers Inc., an investment-banking firm, since February 1993; prior thereto Mr. Clark served as Chairman and Chief Executive Officer of Shearson Lehman Brothers Inc. Mr. Clark also is a director of Lehman Brothers Inc., Maytag Corporation, H Power Corp. and White Mountains Insurance Group, Ltd.

DON DEFOSSET was appointed to the Board effective November 6, 2000. He was appointed President and Chief Executive Officer on November 2, 2000 and was appointed Chairman of the Board effective March 1, 2002. From October 1999 to June 2000, he served as Executive Vice President and Chief Operating Officer of Dura Automotive Systems, Inc. From October 1996 to August 1999 he was Executive Vice President and President of the Truck Group of Navistar International Corporation and from 1993 to 1996, he was President-Safety Restraint division of Allied Signal, Inc. He is also a director of Terex Corporation and Safelite Glass Corp.

PERRY GOLKIN was a director of the Company from 1987 to March 2, 1995. On November 14, 1995, he was re-elected a director of the Company. Mr. Golkin has been a member of the limited liability company which serves as the general partner of Kohlberg Kravis Roberts & Co. L.P. since January 1996. Mr. Golkin was a general partner of Kohlberg Kravis Roberts & Co. L.P. from January 1995 to January 1996. Mr. Golkin also is a director of PRIMEDIA Inc., Rockwood Specialties, Inc. and Willis Group Holdings Limited.

SCOTT C. NUTTALL was appointed to the Board on August 3, 2000. Mr. Nuttall has been an associate of Kohlberg Kravis Roberts & Co. L.P. since 1996. From 1995 to 1996, Mr. Nuttall was an executive with the Blackstone Group. Mr. Nuttall also is a director of Kinder Care Learning Centers, Inc., Amphenol Corporation and Willis Group Holdings Limited.

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BERNARD G. RETHORE was appointed to the Board effective March 15, 2002. He has been Chairman Emeritus of the Board of Flowserve Corporation since April 2000. From January 2000 to April 2000 he served as Flowserve Corporation’s Chairman. He had previously served as Chairman and Chief Executive Officer of Flowserve Corporation from July 1997 to January 2000 and held the additional title of President from October 1998 to July 1999. Mr. Rethore was Chairman of the Board of BW/IP, Inc. in 1997 and served as its President and Chief Executive Officer from 1995 to 1997. Mr. Rethore is a director of Maytag Corp., Belden, Inc., Amcast Industrial Corp. and Dover Corp.

WAYNE W. ROBINSON was appointed to the Board on August 3, 2000. Since July 2001, he has been the Chief Executive Officer and a director of Evenflo Company, Inc. Since January 2001, Mr. Robinson has been the Chairman of the Board of Directors of United Fixtures Company, and from 1998 to 2001 he was the Chairman and Chief Executive Officer of United Fixtures Company. From 1996 to 1998 Mr. Robinson served as President and Chief Executive Officer of Allied Foods, Inc.

NEIL A. SPRINGER was appointed to the Board on August 3, 2000. Mr. Springer is managing director of Springer & Associates LLC which was established in 1994. Mr. Springer also is a director of IDEX Corporation and US Freightways.

MICHAEL T. TOKARZ has been a director of the Company since 1987. Since February 1, 2002 he has been a member of the Tokarz Group, LLC. From January 1996 until February 1, 2002, Mr. Tokarz was a member of the limited liability company which serves as the general partner of Kohlberg Kravis Roberts & Co. L.P. Mr. Tokarz was a general partner of Kohlberg Kravis Roberts & Co. L.P. from January 1993 to January 1996. Mr. Tokarz also is a director of Evenflo Company, Inc., IDEX Corporation and Spalding Holdings Corporation.

In order to be elected, a nominee must receive the vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting. Abstentions from voting, as well as broker non-votes, will be considered as votes cast against and therefore will have the same effect as a vote against the election of directors. Unless otherwise instructed, the proxy holders will vote proxies held by them FOR the election of the nominees listed above.

The Board recommends a vote FOR the election of the nominees set forth above.

PROPOSAL TWO
TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING
DECEMBER 31, 2003

The Audit Committee has appointed PricewaterhouseCoopers LLP as independent certified public accountants for the year ending December 31, 2003. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting. He will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions. PricewaterhouseCoopers LLP has served as independent certified public accountants for the Company since its formation in 1987.

The appointment of PricewaterhouseCoopers LLP as independent certified public accountants for the year ending December 31, 2003 will be ratified if approved by the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting. Abstentions from voting, as well as broker non-votes, will have the same effect as a vote against the appointment of PricewaterhouseCoopers LLP as independent certified public accountants. Unless otherwise instructed, the proxy holders will vote proxies held by them FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent certified public accountants for the year ending December 31, 2003.

The Board recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent certified public accountants for the Company for the year ending December 31, 2003.

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Fees Billed by Independent Auditor The fees of PricewaterhouseCoopers LLP, the Company’s independent auditor, during the fiscal year ended December 31, 2002 are as follows:
Fees
Audit Fees(1)	$1,100,000
Financial Information Systems Design and Implementation Fees(2)	0
All Other Fees(3)	$875,502

(1)

Includes the aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002 and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for 2002.

(2)

Includes the aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for the provision of information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X during the fiscal year ended December 31, 2002.

(3)

Includes the aggregate fees for all services, including tax consultation services, rendered by PricewaterhouseCoopers LLP, other than fees for the services which must be reported under “Audit Fees” and “Financial Information Systems Design and Implementation Fees,” during the fiscal year ended December 31, 2002.

In discussing the independence of the Company’s independent auditor, the Audit Committee considered whether the provision of other non-audit services is compatible with maintaining the auditor’s independence.

CORPORATE GOVERNANCE

Board Meetings and Committees

During the fiscal year ended December 31, 2002, there were nine (9) meetings of the Board, five (5) meetings of the Audit Committee, five (5) meetings of the Compensation Committee and two (2) meetings of the Nominating and Corporate Governance Committee.

All of the directors attended at least 75% of the Board meetings and meetings of Committees of which they were members that were held during the fiscal year ended December 31, 2002.

On May 26, 2000, the Audit Committee adopted a written charter, which was attached to the Proxy Statement for the Company’s annual meeting held on April 26, 2001. The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to the Company’s stockholders relating to the Company’s financial reporting process and systems of internal control. The Audit Committee is also responsible for determining whether the Company’s financial systems and reporting practices are in accordance with applicable requirements. The Audit Committee has the authority to institute special investigations and to retain special counsel or experts as it deems appropriate. The Audit Committee consists solely of directors who are “independent” within the meaning of Section 303 of the New York Stock Exchange listing standards. The present members of the Audit Committee are Neil A. Springer, Chairman, Howard L. Clark, Jr., Scott C. Nuttall and Bernard G. Rethore

The Compensation Committee is responsible for reviewing and approving salaries of senior executives of the Company and the presidents of its significant subsidiaries and for reviewing and recommending for approval by the Board executive and key employee compensation plans, including incentive compensation, stock incentives and other benefits. The present members of the Compensation Committee are Donald N. Boyce, Chairman, Perry Golkin, Wayne W. Robinson, Bernard G. Rethore and Neil A. Springer.

The Nominating and Corporate Governance Committee is responsible for establishing the criteria for and the qualifications of persons suitable for nomination as directors and reporting its recommendations to the Board. The Nominating and Corporate Governance Committee will consider candidates for nominees for

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election as directors of the Company submitted by stockholders. Any stockholder who wishes to have the Nominating and Corporate Governance Committee consider a candidate is required to give written notice of the stockholder’s intention to make such a nomination. Notices of nomination for the 2004 annual meeting must be received by the Company’s Secretary at the address on the first page of this Proxy Statement no earlier than January 4, 2004 and no later than January 24, 2004. The notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination, as set forth in the Company’s by-laws. A proposed nomination which does not comply with the above requirements will not be considered. The present members of the Nominating and Corporate Governance Committee are Howard L. Clark, Jr., Chairman, Donald N. Boyce, Perry Golkin and Michael T. Tokarz.

Directors’ Compensation

No directors’ fees are paid to directors who are full-time employees of the Company or any of its subsidiaries. For the fiscal year ended December 31, 2002, non-employee directors of the Company were paid retainer fees of $7,500 per quarter. Each non-employee director also received a fee of $1,500 for each Board or Committee meeting attended and was reimbursed for travel and lodging expenses.

The Board has adopted the Walter Industries, Inc. Directors’ Deferred Fee Plan, as amended, under which non-employee directors may elect to defer all or a portion of their director’s fees. The deferred fees, at each electing director’s option, are credited to either an income account or a stock equivalent account or are divided between the two accounts. If a director elects the income account, the director’s fees otherwise payable are credited as a dollar amount to the director’s income account on the date such fees would otherwise have been paid. If a director elects the stock equivalent account, director’s fees otherwise payable during a calendar quarter are converted to stock equivalent shares equal in number to the maximum number of shares of Common Stock, or fraction thereof (to the nearest one hundredth (1/100) of one share), which could be purchased with the dollar amount of such fees at the closing market price of the Common Stock on the first business day of the following calendar quarter, or if that date is not a trading date, on the next trading date. The income account is credited quarterly with interest at the prime rate, and the stock equivalent account is credited with stock equivalent shares equal in number to the maximum number of shares of Common Stock, or fraction thereof (to the nearest one hundredth (1/100) of one share), which could have been purchased with the cash dividend, if any, which would have been payable had the participant been the actual owner of the number of shares of Common Stock credited to his account immediately prior to such dividend. Payments under the Directors’ Deferred Fee Plan begin upon the later of the termination of the director’s services as a director or date of retirement from the director’s principal occupation or employment in such number of annual installments as shall be determined by the Company. Payments from the income account are made in cash and payments from the stock equivalent account are made in cash at the Common Stock’s then current market value, or, at the Company’s option, in shares of Common Stock. As of March 5, 2003, Mr. Tokarz and Mr. Nuttall had elected to participate in the Directors’ Deferred Fee Plan.

Under the Walter Industries, Inc. 2002 Long-Term Incentive Award Plan approved by the stockholders on April 25, 2002, each independent director, as of April 25, 2002, was granted an option to purchase 4,000 shares of Common Stock and, thereafter, each independent director will be granted an option to purchase 4,000 shares of Common Stock on the date of each annual meeting of the Company’s stockholders, at which the independent director is reelected to the Board.

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EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation paid to or accrued by the Company for the account of (i) the Chief Executive Officer of the Company and (ii) each of the next four most highly compensated executive officers of the Company.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year(1)				Long-Term Compensation	All Other Compensation ($)(2)
			Annual Compensation		Securities Underlying Options (#)
			Salary ($)	Bonus ($)
Don DeFosset (3)	2002		704,167	134,536	102,000	123,833	(a)(b)
Chairman, Chief	2001		658,333	1,050,000	0	115,489	(b)
Executive Officer and	2000.7		105,871	110,175	500,000	(3)
President	2000		(3)	(3)	(3)	(3)

William F. Ohrt	2002		309,454	77,767	33,926	15,515	(a)
Executive Vice	2001		273,889	290,692	75,000	76,036	(c)
President and Chief	2000.7		(4)	(4)	(4)	(4)
Financial Officer	2000		(4)	(4)	(4)	(4)

George R. Richmond	2002		259,173	129,552	17,683	(d)
President of Jim Walter	2001		238,125	235,000	0	(d)
Resources, Inc., a	2000.7		134,250	71,138	50,000	(d)
subsidiary of the Company	2000		200,000	100,000	0	(d)

Michael M. Roberts	2002		208,417	129,589	18,240	20,877	(a)
President of Jim Walter	2001		182,500	185,799	0	16,250	(a)
Homes, Inc., a	2000.7		81,333	52,500	11,000	19,800	(a)
subsidiary of the Company	2000		131,079	79,000	10,000	18,150	(a)

Joseph J. Troy	2002		215,250	133,503	18,240	21,559	(a)
Senior Vice President –	2001		195,000	206,677	0	15,252	(a)
Financial Services and	2000.7		25,852	13,348	50,000	0
President of Mid-State	2000	(5)	102,903	0	0	20,280	(a)
Homes, Inc., a subsidiary
of the Company

(1)

The seven-month period (June 1, 2000 to December 31, 2000) representing a seven-month fiscal year is identified as fiscal year 2000.7 for purposes of this table. Fiscal year 2000 represents a 12-month period ending May 31, 2000 and the 2001 and 2002 fiscal years represent a 12-month period ended December 31. As a result, the amounts shown for such seven-month period are not comparable to the amounts shown for the other fiscal years.

(2)	This column consists of the following:

(a)

The Company’s contribution for the account of Messrs. DeFosset, Ohrt, Roberts and Troy in the Walter Industries, Inc. Profit Sharing Plan (the “Profit Sharing Plan”) and accruals for the related Supplemental Profit Sharing Plan (the “Supplemental Profit Sharing Plan”), which provides benefits which would have been provided under the tax-qualified Profit Sharing Plan but for restrictions on such benefits imposed by the Internal Revenue Code. The Profit Sharing Plan and the Supplemental Profit Sharing Plan amounts included in this table are for the plan years ended August 31, 1999, August 31, 2000, August 31, 2001, and August 31, 2002.

(b)

Relocation expenses of $109,009 in 2001 and $71,528 in 2002, including moving costs, temporary housing rental and travel, and reimbursement for income tax preparation services in 2001 and 2002 of $6,480 and $11,909, respectively.

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(c)	Relocation expenses, including moving costs, temporary housing rental and travel.

(d)

Mr. Richmond participates in the Pension Plan for Salaried Employees of Subsidiaries, Divisions and/or Affiliates of Walter Industries, Inc. and the Company’s unfunded, non-qualified Supplemental Pension Plan, both of which are defined benefit plans described herein under “Executive Compensation — Annual Benefits Payable Under Pension Plans.”

(3)	Mr. DeFosset was elected Chief Executive Officer and President on November 2, 2000 and a Director effective November 6, 2000. He was appointed Chairman of the Board effective March 1, 2002.

(4)	Mr. Ohrt was elected Executive Vice President and Chief Financial Officer effective January 22, 2001.

(5)	Mr. Troy rejoined the Company as Senior Vice President and Treasurer effective November 8, 2000. He was Vice President and Treasurer of the Company from March 30, 1998 to February 16, 2000.

The following table contains information regarding the grant of stock options to the executives named in the Summary Compensation Table during the fiscal year ended December 31, 2002.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in fiscal year ended December 31, 2002	Exercise or Base Price ($/Sh)	Expiration Date(1)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
					5%(2)	10%(2)
Don DeFosset	9,070	1.08	11.025	2/21/2012	62,887	159,369
Don DeFosset	92,930	11.08	11.025	2/21/2012	644,336	1,632,874
William F. Ohrt	9,070	1.08	11.025	2/21/2012	62,887	159,369
William F. Ohrt	24,856	2.96	11.025	2/21/2012	172,341	436,745
George R. Richmond	9,070	1.08	11.025	2/21/2012	62,887	159,369
George R. Richmond	8,613	1.03	11.025	2/21/2012	59,719	151,339
Michael M. Roberts	9,070	1.08	11.025	2/21/2012	62,887	159,369
Michael M. Roberts	9,170	1.09	11.025	2/21/2012	63,581	161,126
Joseph J. Troy	9,070	1.08	11.025	2/21/2012	62,887	159,369
Joseph J. Troy	9,170	1.09	11.025	2/21/2012	63,581	161,126

(1)

The right to exercise these options expires no later than the tenth anniversary of the date on which they were granted. Each executive received two stock option grants; a grant of 9,070 incentive stock options and a grant of non-qualified stock options. These options vest at the rate of 33 1/3% per annum, beginning on the first anniversary of the grant.

(2)

The amounts of hypothetical potential appreciation shown in these columns reflect required calculations at annual appreciation rates of 5% and 10% set by the Securities and Exchange Commission (“SEC”) and, therefore, are not intended to represent either historical appreciation or anticipated future appreciation in the price of Common Stock.

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The following table contains information covering the exercise of options by the executives named in the Summary Compensation Table during the fiscal year ended December 31, 2002 and unexercised options held as of the end of the fiscal year ended December 31, 2002.

AGGREGATED OPTION EXERCISES IN THE FISCAL YEAR ENDED DECEMBER 31, 2002
AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2002 (Exercisable/Unexercisable)	Value of Unexercised In-the-Money Options at December 31, 2002 ($)(1) (Exercisable/Unexercisable)
Don DeFosset	0	0	200,000/402,000	672,250/1,008,375
William F. Ohrt	0	0	15,000/93,926	40,106/160,425
George R. Richmond	0	0	114,000/47,683	67,225/100,838
Michael M. Roberts	0	0	49,400/24,840	22,427/27,753
Joseph J. Troy	0	0	20,000/48,240	67,225/100,838

(1)	Represents the fair market value as of December 31, 2002, $10.83 per share (the closing stock price on such date), of the option shares less the exercise price of the options.

Long-Term Performance Cash Awards

Under the Company’s 2002 Long-Term Incentive Award Plan adopted by the Board on February 21, 2002 and approved by the Company’s stockholders on April 25, 2002, the Compensation Committee established two performance goals in April 2002 for the ensuing 36 month period that, if met, entitle eligible executive officers to cash awards. The performance goals are the fulfillment of two specific strategic objectives. A payment will be made if one of the performance goals is achieved on or before April 30, 2005, and another payment will be made if the second goal is achieved on or before April 30, 2004.

The following table sets forth the payouts that could be made under the 2002 Long-Term Incentive Award Plan:

		Estimated Future Payouts under Long-Term Incentive Award Plan
Name	Performance Period	Threshold	Target	Maximum
D. DeFosset	4/30/2002 – 4/30/2005	$135,880	$271,760	$407,640
W. Ohrt	4/30/2002 – 4/30/2005	45,795	91,590	137,385
G. Richmond	4/30/2002 – 4/30/2004	28,251	56,502	84,753
M. Roberts	4/30/2002 – 4/30/2004	20,640	41,280	61,920
J. Troy	4/30/2002 – 4/30/2004	23,564	47,128	70,692

Profit Sharing Plans

Under the Profit Sharing Plan and the Supplemental Profit Sharing Plan, amounts contributed by the Company for the benefit of the participants become payable upon termination of employment. In the case of the Supplemental Profit Sharing Plan, accrued amounts are payable, at the discretion of the Company, in either a lump sum or in sixty equal monthly installments. While the Profit Sharing Plan provides retirement benefits for all salaried employees of the Company and certain of its subsidiaries, the Company makes accruals for the Supplemental Profit Sharing Plan only for such employees as to whom the full contribution under the Profit Sharing Plan has been limited by the Internal Revenue Code. Messrs. DeFosset and Ohrt were first eligible to receive contributions under the Profit Sharing Plan and the Supplemental Profit Sharing Plan beginning with the plan year ended August 31, 2002.

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Annual Benefits Payable Under Pension Plans

The table below sets forth the aggregate estimated annual retirement benefits payable under the Pension Plan for Salaried Employees of Walter Industries, Inc., its Subsidiaries, Divisions and Affiliates (the “Pension Plan”) and under the Company’s unfunded, non-qualified Supplemental Pension Plan (the “Supplemental Pension Plan” and, together with the Pension Plan, the “Pension Plans”) for employees of certain subsidiaries of the Company retiring at normal retirement age (65) on January 1, 2003, and is based on social security covered compensation in effect on January 1, 2003:

	Years of Service
Remuneration	15	20	25	30	35
250,000	52,180	69,573	86,966	104,360	121,753
300,000	63,242	84,323	105,404	126,485	147,565
350,000	74,305	99,073	123,841	148,610	173,378
400,000	85,367	113,823	142,279	170,735	199,190
450,000	96,430	128,573	160,716	192,860	225,003
500,000	107,492	143,323	179,154	214,985	250,815
550,000	118,555	158,073	197,591	237,110	276,628
600,000	129,617	172,823	216,029	259,235	302,440
650,000	140,680	187,573	234,466	281,360	328,253
700,000	151,742	202,323	252,904	303,485	354,065
750,000	162,805	217,073	271,341	325,610	379,878
800,000	173,867	231,823	289,779	347,735	405,690

Benefit payments under the Pension Plans are based on final average annual compensation (including overtime pay, incentive compensation and certain other forms of compensation reportable as wages taxable for Federal income tax purposes) for the five consecutive years within the final ten years of employment prior to normal retirement age (65) which produce the highest average. This is generally equivalent to the sum of the amounts included under the Salary and Bonus column headings in the Summary Compensation Table above. Benefit amounts are shown on a straight-line annuity basis, payable annually upon retirement at age 65. No offsets are made for the value of any social security benefits earned. The Company makes accruals for the Supplemental Pension Plan only for such employees as to whom the pension benefits under the Pension Plan have been limited by the Internal Revenue Code. In the case of the Supplemental Pension Plan, the employer may, in its sole discretion, elect to furnish any and all benefits due by purchasing annuities, or by other means at its disposal, including payment of the present value of such benefits.

Of the named executive officers, only Mr. Richmond is a participant in the Pension Plans, with 24.3 credited years of service.

Compensation Committee Interlocks and Insider Participation

Mr. Boyce, a member of the Compensation Committee, served as Interim Chief Executive Officer and President of the Company from August 3, 2000 to November 2, 2000.

Employment, Severance and Change-of-Control Arrangements

The Company has employment agreements with Messrs. DeFosset, Ohrt and Troy. Under Mr. DeFosset’s agreement dated November 4, 2000, his base salary upon commencement of his employment was $650,000 per annum and his target bonus level is 100% of base salary. Mr. DeFosset’s agreement also provides that if he is terminated, other than for cause (as defined in the agreement), he is entitled to (a) guaranteed continuation of base salary for 24 months, (b) a pro rata bonus for the portion of the year actually worked and (c) 12 months of additional bonus computed in accordance with the plan terms in effect at the date of termination.

Under Mr. Ohrt’s agreement dated December 28, 2000, Mr. Ohrt’s base salary upon commencement of his employment was $290,000 per annum and his target bonus level is 65% of base salary. Mr. Ohrt’s

10

agreement also provides that in the event of involuntary termination, other than for cause (as defined in the agreement), he is entitled to (a) 18 months of salary continuance, including base salary and target bonus at the applicable rate in effect at the time of termination, and (b) 18 months of continuing benefits.

Under Mr. Troy’s agreement dated October 31, 2000, Mr. Troy’s base salary upon commencement of his employment was $175,000 per annum and his target bonus level is 60% of base salary. Mr. Troy’s agreement also provides that in the event of involuntary termination, other than for cause (as defined in the agreement), he is entitled to (a) 18 months of salary continuance, including base salary and target bonus at the applicable rate in effect at the time of termination, and (b) 18 months of continuing benefits.

The Company entered into an agreement dated September 29, 2000 with Mr. Richmond pursuant to the Jim Walter Resources, Inc. (“JWR”) Retention Incentive Plan. The agreement provides for 24 months of salary continuance and a retention bonus equal to 50% of his base salary in the event Mr. Richmond is terminated due to a sale or shutdown of JWR. (In the event of a sale, Mr. Richmond will be entitled to salary continuance only if he is not offered a position with the buyer or is terminated within two years from the date of sale.) Under the agreement, Mr. Richmond will not be eligible for the salary continuance or the retention bonus if he resigns or is terminated for cause (as defined in the agreement). In addition, upon termination of Mr. Richmond’s agreement on December 31, 2005, he will be entitled to the retention bonus if he is employed by JWR on that date.

PERFORMANCE GRAPH

The following line graph compares the Company’s cumulative stock market performance with the Russell 2000 Stock Index (“Russell 2000”) and the Dow Jones Industrial-Diversified Index (“Dow Jones Industrial-Diversified”).

Total return values were calculated based on cumulative total return assuming (i) the investment of $100 in the Company’s Common Stock, the Russell 2000 and the Dow Jones Industrial-Diversified on June 1, 1997 and (ii) reinvestment of all dividends.

	INDEXED RETURNS
	Years Ending
Company/Index	Base Period May97	May98	May99	May00	Dec00	Dec01	Dec02
WALTER INDUSTRIES, INC	100	134.21	92.11	76.57	53.47	81.65	78.96
RUSSELL 2000	100	121.25	117.99	129.68	132.70	136.00	108.14
DOW JONES INDUSTRIAL-DIVERSIFIED	100	127.14	168.19	217.11	213.08	135.36	119.89

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REPORT OF THE COMPENSATION COMMITTEE ON
EXECUTIVE COMPENSATION

The Compensation Committee of the Board (the “Committee”) consists entirely of independent directors and is responsible for reviewing and approving executive compensation philosophy and policies, as well as the application of such policies to the compensation of the Company’s Chief Executive Officer and other executive officers. The Committee is also responsible for the administration of and awards under the Amended 1995 Long-Term Incentive Stock Plan of Walter Industries, Inc. (the “1995 Stock Plan”) and the 2002 Long-Term Incentive Award Plan (the “2002 Stock Plan”).

General Compensation Policy

The purpose of the Company’s executive compensation program is to (i) attract, motivate and retain qualified key executives who are responsible for the success of the Company as a whole, (ii) provide incentives to management to increase stockholder value, (iii) increase the overall performance of the Company and (iv) increase the performance of individual executives.

Principal Compensation Elements

The principal elements of the Company’s executive compensation for the year ended December 31, 2002 were base pay, short-term cash incentive compensation and stock-based incentives. The Committee also approved a long-term incentive plan tied to the achievement of certain strategic goals. To determine guidelines for each of these elements of compensation, the Company has, for many years, maintained specific salary grade levels and corresponding pay ranges for every salaried position in the Company. Such salary ranges are periodically benchmarked against external salary survey data, including comparable compensation data for numerous diversified manufacturing and residential construction companies. The Committee believes that such surveys provide a reliable standard for measuring the Company’s compensation practices. As part of this benchmarking process, the Company reviews and evaluates its executive pay structure with outside compensation consultants to confirm the validity of the executive salary ranges and to conform such structure with competitive market levels for several key positions, including the Chief Executive Officer.

Base Salary

The Committee annually reviews and approves the base salary of each executive officer. In determining salary adjustments, the Committee considers the responsibilities associated with the position, individual contribution and performance and applicable external salary survey data.

Executive Bonuses

The Company’s executive officers are eligible for annual cash bonuses under the Company’s Executive Incentive Plan (the “Incentive Plan”). The Incentive Plan utilizes targets based on objective annual financial and individual goals to determine bonus funding pools for key corporate and subsidiary employees. The financial goals account for 80% of an individual’s potential incentive award. Each plan participant also has specific individual goals which account for 20% of the potential incentive award. The maximum any participant can receive is an amount equal to 200% of the participant’s salary. These individual and financial goals are established at the beginning of the plan year. Incentive awards paid to employees of the Company’s operating subsidiaries are based on the performance of the respective subsidiaries and the performance of the Company as a whole, and incentive awards paid to corporate employees are based on the performance of the Company as a whole. Financial goals for corporate officers are based on the net income of the Company and its return on net assets (“RONA”). Financial targets for subsidiary presidents are based on operating income and RONA of their respective subsidiaries, as well as the Company’s net income.

Mr. DeFosset received an award under the Incentive Plan reflecting his individual performance as rated by the Board and the Company’s financial performance.

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Stock-Based Compensation

The Committee believes that equity ownership by management is beneficial in aligning the interests of management and the Company’s stockholders for the purpose of enhancing stockholder value. To this end, in July 1995 the Company adopted the 1995 Stock Plan and in September 1997 amended the 1995 Stock Plan to provide for additional shares of Common Stock, and in April 2002 the Company adopted the 2002 Stock Plan pursuant to which three million shares of Common Stock are subject to future grants.

One of the purposes of the 1995 Stock Plan and the 2002 Stock Plan is to provide stock based awards as components of executive compensation to assure external competitiveness of total compensation, encourage equity ownership by key executives, motivate executives to improve long-term stock performance and align executives’ interests with the enhancement of stockholder value.

Under both the 1995 Stock Plan and 2002 Stock Plan, grants of awards are made periodically by the Committee based on recommendations of the Chief Executive Officer (with the exception of grants to the Chief Executive Officer) and the advice of the Committee’s outside consultant, taking into consideration the respective responsibilities of each position, external stock-based compensation survey data, and the strategic and operational goals and performance of each participant. Awards to the Chief Executive Officer are determined separately by the Committee and are based upon, among other things, the Committee’s perception of expected future contributions by the Chief Executive Officer to the Company’s long-term performance.

The exercise prices for all options granted during the year ended December 31, 2002 were at the then market value of the Common Stock based on an average of the high and low prices on the date of the grant. The exercise price of awards granted, the life of such awards, vesting of awards and other terms and conditions of awards granted under the 1995 Stock Plan and the 2002 Stock Plan are determined by the Committee, in its discretion. Options must expire not more than ten years from their date of grant, subject to certain conditions and restrictions as required by law and/or as set forth in the 1995 Stock Plan and 2002 Stock Plan.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the tax deductibility by a company of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of “outside directors” as defined in Section 162(m) of the Code. All of the members of the Committee qualify as “outside directors.” The Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) of the Code so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation. In September 1997, the stockholders approved the Incentive Plan which is intended to ensure that amounts paid under such plan are deductible for federal income tax purposes.

Compensation of Chairman of the Board and Chief Executive Officer

The Board, after due consideration, increased Mr. DeFosset’s base compensation from $700,000 per annum to $725,000 per annum effective November 1, 2002. In setting Mr. DeFosset’s compensation the Board considered factors it deemed appropriate. These included Mr. DeFosset’s level of responsibility, his contribution to the Company, and pay practices in effect for chief executive officers generally, as well as overall performance of the Company.

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Summary

The Committee believes that the mix of market-based salaries, significant variable cash incentives for short-term performance and long-term incentives in the form of cash and stock-based awards which provide the potential for equity ownership in the Company represents a balance that will enable the Company to attract and retain key executive talent necessary for long-term growth. The Committee further believes that this program strikes an appropriate balance between the interests of stockholders and needs of the Company in operating its businesses.

COMPENSATION COMMITTEE
Donald N. Boyce, Chairman
Perry Golkin
Bernard G. Rethore
Wayne W. Robinson
Neil A. Springer

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee reports as follows with respect to the audit of the Company’s audited financial statements for the fiscal year ended December 31, 2002:

Management of the Company is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee the processes.

The Audit Committee has met and held discussions with management and the Company’s independent auditor. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditor. The Audit Committee also discussed with the independent auditor matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent auditor also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee discussed with the independent auditor that firm’s independence from the Company. Based on the Audit Committee’s discussions with management and the independent auditor of the Company’s consolidated audited financial statements and the Audit Committee’s review of the representations of management and the report of the independent auditor to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the SEC.

This report by the Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the U.S. Securities Act of 1933, as amended or the U.S. Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE
Neil A. Springer, Chairman
Howard L. Clark, Jr.
Scott C. Nuttall
Bernard G. Rethore

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company’s Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with during the fiscal year ended December 31, 2002. The Company has been furnished with copies of two such reports (Form 4) from the Celotex Trust, a beneficial owner of more than 10% of the Company’s stock during the fiscal year ended December 31, 2002, which were filed late.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following tables furnish information, as of March 5, 2003, as to: (i) shares of Common Stock beneficially owned by each current director, each nominee for director and each executive officer of the Company named in the Summary Compensation Table herein; (ii) shares of Common Stock beneficially owned by all current directors and executive officers of the Company as a group; and (iii) the name and address of each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock. Except as indicated below, to the knowledge of the Company, each person indicated in the following tables has sole voting and investment power as to the shares shown.

Ownership of Directors and Executive Officers

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Common Stock Outstanding
Donald N. Boyce Director	96,333	(1)	*
Howard L. Clark, Jr. Director	1,333	(2)	*
Don DeFosset Chairman of the Board, President and Chief Executive Officer	269,571	(3)	*
Perry Golkin Director	13,958,589	(4)(5)	31.0	(4)(5)
Scott C. Nuttall Director	1,333	(6)	*
Bernard G. Rethore Director	3,333	(7)	*
Wayne W. Robinson Director	1,333	(8)	*
Neil A. Springer Director	1,833	(9)	*
Michael T. Tokarz Director	1,333	(10)	*
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Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Common Stock Outstanding
William F. Ohrt Executive Vice President and Chief Financial Officer	67,329	(11)	*
George R. Richmond President of Jim Walter Resources, Inc., a subsidiary of the Company	128,168	(12)	*
Michael M. Roberts President of Jim Walter Homes, Inc., a subsidiary of the Company	67,086	(13)	*
Joseph J. Troy Senior Vice President – Financial Services and President of Mid-State Homes, Inc., a subsidiary of the Company	29,467	(14)	*
All current directors and officers as a group (20 individuals)	14,807,757	(5)(15)	32.9

*	Less than 1% of outstanding Common Stock

(1)	Includes 10,000 shares owned by Mr. Boyce’s wife and options to purchase 76,333 shares exercisable currently or within 60 days of March 5, 2003.

(2)	Includes options to purchase 1,333 shares exercisable currently or within 60 days of March 5, 2003.

(3)	Includes options to purchase 234,000 shares exercisable currently or within 60 days of March 5, 2003.

(4)

Mr. Golkin is a general partner of KKR Associates, L.P., which is the sole general partner of each of JWC Associates, L.P., JWC Associates II, L.P. and KKR Partners II, L.P. (the “KKR Investors”) and Channel One Associates, L.P. (“Channel One”), and thus Mr. Golkin may be deemed to be a beneficial owner of the shares owned by the KKR Investors and Channel One (see “Ownership of Principal Stockholders” below). Mr. Golkin disclaims beneficial ownership of such shares. The number of shares of Common Stock includes 3,553,380 shares of Common Stock held in an escrow account established on September 13, 1995 for the benefit of the KKR Investors pursuant to the Company’s Amended Joint Plan of Reorganization, dated as of December 9, 1994, as modified on March 1, 1995 and confirmed on March 15, 1995 (“Plan of Reorganization”). Each of the KKR Investors currently has the power to vote a portion of such shares. See Footnote (5) below and Footnote (1) under “Ownership of Principal Stockholders” below. For so long as the KKR Investors have the power to exercise voting rights with respect to such escrowed shares, or if all such escrowed shares were distributed to the KKR Investors, Mr. Golkin may be deemed to be a beneficial owner of such 3,553,380 escrowed shares of Common Stock. Mr. Golkin disclaims beneficial ownership of such shares.

(5)

Includes 3,553,380 shares of Common Stock held in an escrow account for the benefit of the KKR Investors, established on September 13, 1995 pursuant to the Plan of Reorganization. To the extent that certain contingencies regarding Federal income tax claims of the Company are resolved satisfactorily, such escrowed shares will be distributed to the KKR Investors under the Plan of Reorganization. To the extent such matters are not settled satisfactorily, some or all of the escrowed shares may be returned to the Company and canceled. Until such matters are finally determined, the KKR Investors will have the power to exercise voting rights with respect to such respective escrowed shares of Common Stock. For so long as the KKR Investors have the power to exercise voting rights with respect to such escrowed shares, or if all such escrowed shares are distributed to the KKR Investors, the KKR Investors will be deemed to beneficially own such escrowed shares of Common Stock.

(6)	Includes options to purchase 1,333 shares exercisable currently or within 60 days of March 5, 2003.

(7)	Includes options to purchase 1,333 shares exercisable currently or within 60 days of March 5, 2003.

16

(8)	Includes options to purchase 1,333 shares exercisable currently or within 60 days of March 5, 2003.

(9)	Includes options to purchase 1,333 shares exercisable currently or within 60 days of March 5, 2003.

(10)	Includes options to purchase 1,333 shares exercisable currently or within 60 days of March 5, 2003.

(11)	Includes options to purchase 41,309 shares exercisable currently or within 60 days of March 5, 2003

(12)	Includes options to purchase 119,894 shares exercisable currently or within 60 days of March 5, 2003.

(13)	Includes options to purchase 55,480 shares exercisable currently or within 60 days of March 5, 2003.

(14)	Includes options to purchase 26,080 shares exercisable currently or within 60 days of March 5, 2003.

(15)

Includes 13,958,589 shares of Common Stock owned of record by the KKR Investors and Channel One, which may be deemed to be beneficially owned by Mr. Golkin. See Footnotes (4) and (5) above. Also includes 693,957 shares purchasable by all current directors and executive officers under stock options exercisable currently or within 60 days of March 5, 2003.

Ownership of Principal Stockholders

The following table sets forth, as of March 5, 2003 (except where otherwise indicated), information as to those holders (other than officers and directors of the Company), known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company’s Common Stock. Except as indicated below, to the knowledge of the Company, each stockholder indicated in the following table has sole voting and investment power as to the shares shown.

Name and Complete Mailing Address	Number of Shares	Percent of Common Stock Outstanding
The KKR Investors(1) (JWC Associates, L.P., JWC Associates II, L.P. and KKR Partners II, L.P.) and Channel One Associates, L.P. c/o Kohlberg Kravis Roberts & Co., L.P. 9 West 57th Street New York, NY 10009	13,958,589	31.0

Asbestos Settlement Trust(2) Mellon Bank Center 919 Market Center 8th Floor Wilmington, DE 19801	3,538,343	7.9

Samuel R. Shapiro(3) Shapiro Capital Management Company, Inc. The Kaleidoscope Fund, L.P. 3060 Peachtree Road, N.W. Atlanta, GA 30305	4,851,517	10.8

Putnam, LLC d/b/a Putnam Investments(4) One Post Office Square Boston, MA 02109	2,636,910	5.9

(1)

The shares of Common Stock are owned of record by the KKR Investors as follows: 9,309,427 shares are owned of record by JWC Associates, L.P.; 61,687 shares are owned of record by JWC Associates II, L.P.; and 225,675 shares are owned of record by KKR Partners II, L.P., including 3,446,979, 22,841, and 83,560 shares, respectively, held in an escrow account established on September 13, 1995 pursuant to the Plan of Reorganization. To the extent that certain contingencies regarding Federal income tax claims of the Company are resolved satisfactorily, up to 3,553,380 of the escrowed shares will be distributed to the

17

KKR Investors under the Plan of Reorganization. To the extent such matters are not settled satisfactorily, some or all of the escrowed shares may be returned to the Company and canceled. Until such matters are fully determined, the KKR Investors will have the power to exercise voting rights with respect to such shares of Common Stock. For so long as the KKR Investors have the power to exercise voting rights with respect to all such escrowed shares, or if all such escrowed shares were distributed to the KKR Investors, the KKR Investors will beneficially own such 3,553,380 shares of Common Stock. The Company has been advised that as of March 5, 2003 Channel One owned of record 4,361,800 shares of Common Stock.

KKR Associates, L.P. is the sole general partner of each of the KKR Investors and Channel One. The general partners of KKR Associates, L.P. are Henry R. Kravis, George R. Roberts, Robert I. MacDonnell, Michael W. Michelson, Paul E. Raether, James H. Greene, Jr., Perry Golkin, Scott M. Stuart and Edward A. Gilhuly, each of whom disclaims beneficial ownership of such shares. See “Ownership of Directors and Executive Officers” above.

(2)

The Celotex Trust is subject to an agreement with the Company pursuant to which it is obligated to vote and execute written consents with respect to the shares of Common Stock held by it in proportion to the votes cast or consents executed and delivered by all other holders of Common Stock on each matter voted on by stockholders. Identical restrictions on the voting of Common Stock by the Celotex Trust are contained in the Company’s Amended and Restated Certificate of Incorporation and the Plan of Reorganization. According to written notice from counsel to the Celotex Trust dated March 4, 2003, the Celotex Trust owns 3,538,343 shares of Common Stock.

(3)

According to the Schedule 13G filed by Shapiro Capital Management Company, Inc., Samuel R. Shapiro and The Kaleidoscope Fund, L.P. with the SEC on February 10, 2003 (the “Shapiro 13G”), Mr. Shapiro, advisory clients of Shapiro Capital Management Company, Inc. and The Kaleidoscope Fund, L.P. own an aggregate of 4,851,517 shares of Common Stock. According to the Shapiro 13G, Mr. Shapiro is the president and majority shareholder of Shapiro Capital Management Company, Inc. and The Kaleidoscope Fund, L.P. and exercises dispositive power over such shares.

(4)

According to the Schedule 13G filed by Putnam, LLC d/b/a Putnam Investments (“Putnam”) on behalf of itself and Marsh & McLennan Companies, Inc. (“Marsh”), Putnam Investment Management, LLC (“PIM”) and Putnam Advisory Company, LLC (“PAC”) on February 14, 2003 (the “Putnam 13G”), PIM and PAC own an aggregate of 2,636,910 shares of Common Stock. Putnam is the parent company of PIM and PAC and Marsh is the parent company of Putnam. According to the Putnam 13G, PIM and PAC have dispository power over the shares as investment managers, but each of the mutual fund’s trustees have voting power over the shares held by each fund, and PAC has shared voting power over the shares held by the institutional clients.

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OTHER BUSINESS

The Board and management do not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, nor do they know of any business which other persons intend to present at the Annual Meeting. Should any other matter or business requiring a vote of stockholders arise, the persons named in the enclosed proxy intend to exercise the authority conferred by the proxy and vote the shares represented thereby in respect of any such other matter or business in accordance with their best judgment in the interest of the Company.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Stockholder proposals must conform to the Company’s by-laws and the requirements of the SEC. If a stockholder intends to present a proposal at the 2004 Annual Meeting, SEC rules require that the Company receive the proposal by November 24, 2003, for possible inclusion in the Proxy Statement. If the date of the 2004 Annual Meeting changes by more than 30 days from April 24, 2004, then the deadline is a reasonable time before the Company begins to print and mail its proxy materials for the 2004 Annual Meeting. The Company will determine whether to include a proposal in the Proxy Statement in accordance with SEC rules governing the solicitation of proxies.

If a stockholder intends to nominate a candidate for director, the Company’s by-laws require that the Company receive timely notice of the nomination. A nomination for the 2004 Annual Meeting will be considered timely if it is received no earlier than January 4, 2004 and no later than January 24, 2004. The notice of nomination must describe various matters specified in the Company’s by-laws, including the name and address of the stockholder making the nomination, the number of shares held by the stockholder, each proposed nominee, each of their occupations and certain other information.

Each notice must be given to the Secretary of the Company, whose address is 4211 W. Boy Scout Blvd., Tampa, Florida 33607. The mailing address of the Company is P.O. Box 31601, Tampa, Florida 33631.

By Order of the Board

Victor P. Patrick
Secretary
Walter Industries, Inc.

Tampa, Florida
March 24, 2003

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WALTER INDUSTRIES, INC. C/O PROXY SERVICES P.O. BOX 9141 FARMINGDALE, NY 11735

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Walter Industries, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	WALTR1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WALTER INDUSTRIES, INC.

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1 AND 2.

Vote On Directors
1.	To elect as Directors of Walter Industries, Inc. the nominees listed below.
	01) Donald N. Boyce 02) Howard L. Clark, Jr. 03) Don DeFosset 04) Perry Golkin 05) Scott C. Nuttall	06) Bernard G. Rethore 07) Wayne W. Robinson 08) Neil A. Springer 09) Michael T. Tokarz	For All / /	Withhold All / /	For All Except / /	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
Vote On Proposals
2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent certified public accountants for the Company for the year ending December 31, 2003.	For / /	Against / /	Abstain / /

3.	In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

WALTER INDUSTRIES, INC.

Annual Meeting of Stockholders -- April 24, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned stockholder(s) of Walter Industries, Inc., a Delaware corporation, hereby appoint(s) Michael T. Tokarz, Donald N. Boyce and Don DeFosset, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Walter Industries, Inc., to be held April 24, 2003 at 10:00 a.m., at the Hyatt Regency Tampa, Two Tampa Center, Tampa, FL 33602, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side:

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued, and to be signed and dated, on the reverse side.)